As Filed With the Securities and Exchange Commission on August 12, 2021

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
____________________________________

Diversicare Healthcare Services, Inc.
(Exact name of registrant as specified in its charter)

____________________________________

Delaware	62-1559667
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
1621 Galleria Boulevard Brentwood, Tennessee 37027 (Address of Principal Executive Offices) (Zip Code) ____________________________________
Diversicare Healthcare Services, Inc. 2010 Long-Term Incentive Plan
(Full title of the plan)
____________________________________
James R. McKnight, Jr.
President and Chief Executive Officer
Diversicare Healthcare Services, Inc.
1621 Galleria Boulevard
Brentwood, Tennessee 37027
(615) 771-7575
(Name, address and telephone number, including area code, of agent for service)
____________________________________

Copies to:

Mark Manner Susan Sidwell Bass, Berry & Sims PLC 150 Third Avenue South, Suite 2800 Nashville, Tennessee 37201 (615) 742-6200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐                                 Accelerated filer          ☐
Non-accelerated filer ☐                                 Smaller reporting company ☒
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)
Common Stock, par value $0.01 per share	300,000(4)	$3.39	$1,017,000	$110.95

(1)    This Registration Statement on Form S-8 (this “Registration Statement”) covers 300,000 additional shares of common stock, par value $0.01 per share (“Common Stock”), of Diversicare Healthcare Services, Inc., a Delaware corporation (the “Registrant”), available for issuance pursuant to awards under the Diversicare Healthcare Services, Inc. 2010 Long-Term Incentive Plan (the “Long-Term Plan”). Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional shares of Common Stock that become issuable pursuant to awards under the Long-Term Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction that results in an increase in the number of the outstanding shares of Common Stock. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(2)    Pursuant to Rule 457(c) and Rule 457(h)(1) under the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for the purpose of calculating the registration fee and are based on the average of the high and low prices of shares of the Common Stock on the OTCQX on August 10, 2021.
(3)    Pursuant to General Instruction E to Form S-8, a filing fee is only being paid with respect to the registration of the additional securities available for issuance under the Long-Term Plan.
(4)    Represents shares of Common Stock reserved for future grant under the Long-Term Plan.

EXPLANATORY NOTE

On June 18, 2010, the Registrant registered 380,000 shares of Common Stock under the Diversicare Healthcare Services, Inc. 2010 Long-Term Incentive Plan (the “2010 Plan”) in a Registration Statement on Form S-8, filed with the Securities and Exchange Commission (the “Commission”) (File No. 333-167630) (the “Initial Registration Statement”). On August 4, 2017, the Registrant registered an additional 300,000 shares of Common Stock under the 2010 Plan on a Registration Statement on Form S-8, filed with the Commission (File No. 333-219696) (the “First Amendment Registration Statement”).

On April 26, 2021, the Registrant’s Board of Directors approved a second amendment to the 2010 Plan (the “Second Amendment”), which was approved by the Registrant’s stockholders at the Registrant’s 2021 annual meeting on June 3, 2021. This Registration Statement is being filed for the purpose of registering an additional 300,000 shares of Common Stock to be offered to participants under the Second Amendment.

As permitted by General Instruction E of Form S-8, the contents of the Previous Registration Statement and the First Amendment Registration Statement, including all exhibits filed therewith or incorporated therein by reference, to the extent not otherwise amended or superseded by the contents hereof, are incorporated herein by reference.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The Registrant has sent or given or will send or give documents containing the information specified by Part I of this Registration Statement to participants in the plan to which this Registration Statement relates, as specified in Rule 428(b)(1) promulgated by the Commission under the Securities Act. The Registrant is not filing such documents with the Commission, but these documents constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission, pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference into this Registration Statement and shall be deemed to be a part hereof from the date of filing of such document:
(a)The Registrant’s Registration Statement on Form S-8 filed June 18, 2010 (File No. 333-167630)
(b)The Registrant’s Registration Statement on Form S-8 filed August 4, 2017 (File No. 333-219696)
(c)The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the Commission on March 11, 2021;
(d)The Registrant’s Current Reports on Form 8-K, filed with the Commission on March 12, 2021, May 11, 2021, June 4, 2021 and August 10, 2021;
(e)The Registrant’s definitive proxy statement on Schedule 14A as filed with the Commission on April 26, 2021;
(f)The Registrant’s Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2021, as filed with the Commission on May 11, 2021 and Form 10-Q for the fiscal quarter ended June 30, 2021, as filed with the Commission on August 10, 2021; and
(g)The description of the Registrant’s Common Stock is set forth in Exhibit 4.2 and filed herewith.

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents, to the extent that such documents are considered filed with the Commission. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Notwithstanding the foregoing, information deemed “furnished” but not “filed” under Items 2.02 or 7.01 of the Company’s Current Reports on Form 8-K, including any related exhibits expressly designated therein, will not be deemed incorporated by reference into this Registration Statement or the related prospectus.

Item 6.    Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (“DGCL”) permits a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceedings, whether civil, criminal administrative or investigative (other than action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, and, for criminal proceedings, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that indemnification only extends to expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit, and judicial approval is required prior to indemnification if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above, the corporation must indemnify him or her against the expenses that such officer or director actually and reasonably incurred in connection with such defense.

The certificate of incorporation of the Registrant provides that the Registrant will indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than a “derivative” action by or in the right of the Registrant) by reason of the fact that such person is or was a director of the Registrant, against expenses (including attorneys’ fees), judgments, fines and amounts paid in
II-4

settlement in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such action was unlawful.

    The certificate of incorporation of the Registrant further provides that the Registrant will pay for the expenses incurred by an indemnified director in defending the proceedings specified above in advance of their final disposition, provided that such person agrees to reimburse the Registrant if it is ultimately determined that such person is not entitled to indemnification. The certificate of incorporation also provides that the Registrant may, in its sole discretion, indemnify any person who is or was one of its employees and agents or any person who is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the same degree as the foregoing indemnification of directors and officers. In addition, the Registrant may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant or another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against and incurred by such person in such capacity, or arising out of the person’s status as such whether or not the Registrant would have the power or obligation to indemnify such person against such liability under the provisions of the DGCL. The Registrant maintains insurance for the benefit of the Registrant’s officers and directors insuring such persons against various liabilities, including liabilities under the securities laws.

Item 8.    Exhibits.

Exhibit No.	Description

3.1
Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement No. 33-76150 on Form S-1 filed in paper - hyperlink is not required pursuant to Rule 105 of Regulation S-T).

3.2	Certificate of Designation of Registrant (incorporated by reference to Exhibit 3.5 to the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2006).

3.3
Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement
No. 3376150 on Form S-1, filed in paper - hyperlink is not required pursuant to Rule 105 of Regulation S-T).

3.4	Bylaw Amendment adopted November 5, 2007 (incorporated by reference to Exhibit 3.4 to the Company’s annual report on Form 10-K for the year ended December 31, 2007).

3.5
Amendment to Certificate of Incorporation dated March 23, 1995 (incorporated by reference to Exhibit A of
Exhibit 2 to the Company’s Form 8-A filed March 30, 1995, filed in paper - hyperlink is not required pursuant to Rule 105 of Regulation S-T).

3.6	Amendment to Certificate of Incorporation dated June 9, 2016 (incorporated by reference to Exhibit 3.8 to the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2016).

3.7	Certificate of Designation of Registrant (incorporated by reference to Exhibit 3.4 to the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2001).

3.8	Certificate of Ownership and Merger of Diversicare Healthcare Services, Inc. with and into Advocat Inc. (incorporated by reference to Exhibit 3.1 to the Company's current report on Form 8-K filed March 14, 2013).

3.9	Bylaw Second Amendment adopted April 14, 2016 (incorporated by reference to Exhibit 3.9 to the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2017).
4.1
Form of Common Stock Certificate (incorporated by reference to Exhibit 4 to the Company’s Registration
Statement No. 33-76150 on Form S-1, filed in paper - hyperlink is not required pursuant to Rule 105 of Regulation S-T).

4.2	Description of each class of securities registered under Section 12 of the Exchange Act.

5.1	Opinion of Bass, Berry & Sims PLC.

23.1	Consent of BDO USA, LLP.

23.2	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1).

24	Power of Attorney (included on signature pages).

99.1	Diversicare Healthcare Services, Inc. 2010 Long-Term Incentive Plan (incorporated by reference to Appendix A to the Company's Definitive Proxy Statement on Schedule 14A filed on April 28, 2010).

99.2	First Amendment to Diversicare Healthcare Services, Inc. 2010 Long-Term Incentive Plan (incorporated by reference to Appendix A to the Company's Definitive Proxy Statement on Schedule 14A filed on April 26, 2017).

99.3	Second Amendment to Diversicare Healthcare Services, Inc. 2010 Long-Term Incentive Plan (incorporated by reference to Appendix A to the Company's Definitive Proxy Statement on Schedule 14A filed on April 26, 2021).

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, State of Tennessee, on this 12th day of August, 2021.

Diversicare Healthcare Services, Inc.

By:    /s/ James R. McKnight, Jr.
    James R. McKnight, Jr.
President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby appoints James R. McKnight, Jr. the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to sign in any and all capacities (including, without limitation, the capacities listed below), the registration statement, any and all amendments (including post-effective amendments) to the registration statement and any and all successor registration statements to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done to comply with the provisions of the Securities Act and all the requirements of the Securities and Exchange Commission, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. The undersigned further grants unto such attorneys-in-fact, and each of them full power and authority to perform each and every act necessary to be done in order to accomplish the foregoing as fully as he or she might or could do in person.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James R. McKnight, Jr.	President, Chief Executive Officer and Director (Principal Executive Officer)	August 12, 2021
James R. McKnight, Jr.

/s/ Kerry D. Massey	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	August 12, 2021
Kerry D. Massey

/s/ Chad A. McCurdy	Chairman of the Board	August 12, 2021
Chad A. McCurdy

/s/ Ben R. Leedle, Jr.	Director	August 12, 2021
Ben R. Leedle, Jr.

/s/ Leslie K. Morgan	Director	August 12, 2021
Leslie K. Morgan

/s/ Richard M. Brame	Director	August 12, 2021
Richard M. Brame

/s/ Robert Z. Hensley	Director	August 12, 2021
Robert Z. Hensley

/s/ Robert A. McCabe, Jr.	Director	August 12, 2021
Robert A. McCabe, Jr.